UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2005

MUSTANG RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada 000-51135 76-0747679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1574 Gulf Road, #1505, Point Roberts, Washington 98281
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 604-261-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2005, Mustang Resources Inc. ("Mustang") entered into an agreement with Corvair Resources Inc. ("Corvair"), a Nevada mining company holding mineral claims in British Columbia, Canada, recognizing each party's core mineral claim area and defining exclusive mineral claim registration areas and joint first refusal rights.  Corvair Resources Inc. is controlled by Terry G. Cook, and Mr. Cook holds the offices of President, Chief Executive Officer, Chief Financial Officer and Secretary with both Mustang and Corvair.  Mr. Cook is also a Director of Mustang and a Director of Corvair.  To address possible conflicts of interest regarding mineral claims that either Mustang or Corvair currently hold or acquire in the future, both Mustang and Corvair voluntarily entered into this Agreement.

In this Agreement, Mustang Resources Inc. and Corvair Resources Inc. agree not to register mineral claims for a period of 20 years beginning October 8, 2005, within a 100 mile radius of each party's core properties; and, agree to grant each other a right of first refusal to acquire a 50% undivided interest at cost plus reasonable out-of-pocket expenses in any mineral claims registered by either party, where such claims are located outside the 100 mile radius of each party's core properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG RESOURCES INC.

(Registrant)
Date	October 8, 2005

/s/ Terry G. Cook

Terry G. Cook
President and Director